Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS
FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Tampa, FL – March 9, 2018 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the fourth quarter and full year 2017.

Highlights

•
Income from continuing operations for the fourth quarter was $53.6 million, or $0.61 per diluted share, compared with income from continuing operations of $64.7 million, or $0.74 per diluted share for the fourth quarter 2016.

•	Income from continuing operations for the full year 2017 was $56.0 million, or $0.64 per diluted share, compared with a loss of $1.1 million, or $0.01 per diluted share for the full year 2016.

•
Shipping revenues for the fourth quarter and full year 2017 were $92.8 million and $390.4 million, down 19% and 16%, respectively, compared with the same periods in 2016. Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the fourth quarter and full year 2017 were $82.8 million and $361.0 million, down 24% and 19%, respectively, compared with the same periods in 2016.

•
Fourth quarter and full year 2017 Adjusted EBITDA(B), a non-GAAP measure, was $22.7 million and $111.1 million, down 54% and 37%, respectively, from $49.9 million and $176.2 million in the same periods in 2016.

•	Total cash(C) was $166.3 million as of December 31, 2017.

•
Principal payment of $26.4 million plus accrued and unpaid interest of $514 thousand was made on December 27, 2017 on all of the outstanding 8.125% Notes in the fourth quarter, and as a result, the Company's obligations under the indenture was canceled and discharged.

Mr. Norton stated, “We witnessed a robust recovery of spot market rates during the fourth quarter.  While still early days, we consider realized reduction in available supply and the emergence of the demand catalysts that we have been looking for - in particular in respect to demand for domestic crude oil transportation - as supportive of increased confidence in a progression towards a more balanced and normalized market environment.”

 Fourth Quarter 2017 Results

Shipping revenues were $92.8 million for the quarter, down 19% compared with the fourth quarter of 2016. TCE revenues for the fourth quarter of 2017 were $82.8 million, a decrease of $26.8 million, or 24%, compared with the fourth quarter of 2016, primarily due to lower average daily rates earned, which accounted for a $22.8 million decrease in TCE revenues and a 138-day decrease in revenue days for its fleet, excluding its modern lightering ATBs, driven by additional drydock and repair days resulting in a $4.0 million decrease in TCE revenues.

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Operating income for the fourth quarter of 2017 was $3.9 million, compared to operating income of $4.1 million in the fourth quarter of 2016.

Net income for the fourth quarter was $53.6 million, compared with net loss of $275.5 million for the fourth quarter 2016. Net income from continuing operations for the fourth quarter was $53.6 million, or $0.61 per diluted share, compared with a net income from continuing operations of $64.7 million, or $0.74 per diluted share for the fourth quarter 2016. The increase reflects the income tax benefit primarily as a result of the remeasurement of the net deferred tax liability to the newly enacted statutory rate of 21%.

Adjusted EBITDA was $22.7 million for the quarter, a decrease of $27.1 million compared with the fourth quarter of 2016, driven primarily by the decline in TCE revenues.

Full Year 2017 Results

Shipping revenues were $390.4 million for the full year 2017, down 16% compared with the full year 2016. TCE revenues for the full year 2017 were $361.0 million, a decrease of $85.1 million, or 19%, compared with the full year 2016, primarily due to lower average daily rates, which accounted for a $75.2 million decrease in TCE revenues and a 278-day decrease in revenue days for its Jones Act fleet, excluding its modern lightering ATBs, driven by an increase in drydock days resulting in a $9.8 million decrease in TCE revenues.

Operating income for the full year 2017 was $37.8 million, compared to operating loss of $31.5 million for the full year 2016.

Net income for the full year 2017 was $56.0 million, compared with net loss of $293.6 million for the full year 2016. Income from continuing operations for the full year 2017 was $56.0 million, or $0.64 per diluted share, compared with a loss from continuing operations of $1.1 million, or $0.01 per diluted share for the full year 2016. The increase reflects the income tax benefit primarily as a result of the remeasurement of the net deferred tax liability to the newly enacted statutory rate of 21%.

Adjusted EBITDA was $111.1 million for the full year 2017, a decrease of $65.1 million compared with the full year 2016, driven primarily by the decline in TCE revenues.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2017 results at 9:00 a.m. Eastern Time (“ET”) on Friday, March 9, 2018.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Friday, March 9, 2018 through 10:59 p.m. ET on Friday, March 16, 2018 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10117595.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 23-vessel U.S. Flag fleet consists of seven ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. MSP. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s prospects, its ability to retain and effectively integrate new members of management and the effect of the Company’s spin-off of International Seaways, Inc. Forward-looking statements are based the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:
Susan Allan, Overseas Shipholding Group, Inc.
(813) 209-0620
sallan@osg.com

Consolidated Statements of Operations
($ in thousands, except per share amounts)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
Shipping Revenues:
Time and bareboat charter revenues	57,400	85,539	266,193	372,149
Voyage charter revenues	35,415	29,237	124,233	90,271
Total shipping revenues	92,815	114,776	390,426	462,420
Operating Expenses:
Voyage expenses	10,061	5,219	29,390	16,260
Vessel expenses	34,658	33,343	135,991	140,696
Charter hire expenses	23,101	23,138	91,587	91,947
Depreciation and amortization	12,573	20,862	58,673	89,563
General and administrative	6,413	7,013	27,493	41,608
Severance costs	—	10,758	16	12,996
Loss on disposal of vessels and other property, including impairments	5,847	6,623	13,200	104,532
Total operating expenses	92,653	106,956	356,350	497,602
Income/(loss) from vessel operations	162	7,821	34,076	(35,182)
Equity in income of affiliated companies	3,747	3,656	3,747	3,642
Operating income/(loss)	3,909	11,476	37,823	(31,540)
Other expense	(826)	(295)	(1,881)	(2,391)
Income/(loss) before interest expense, reorganization items and income taxes and income taxes	3,083	11,181	35,942	(33,931)
Interest expense	(9,125)	(9,765)	(37,401)	(43,151)
(Loss)/income before reorganization items and income taxes and income taxes	(6,042)	1,416	(1,459)	(77,082)
Reorganization items, net	8	(393)	(190)	10,925
(Loss)/income from continuing operations before income taxes	(6,034)	1,023	(1,649)	(66,157)
Income tax benefit from continuing operations	59,679	63,653	57,627	65,098
Net income/(loss) from continuing operations	53,645	64,678	55,978	(1,059)
Net income/(loss) from discontinued operations	—	(340,153)	—	(292,555)
Net income/(loss)	$53,645	$(275,475)	$55,978	$(293,614)

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	87,840,169	87,497,273	87,834,769	90,949,577
Diluted - Class A	88,108,079	87,721,704	88,082,978	90,949,577
Basic and diluted - Class B	—	—	—	533,758

Per Share Amounts from Continuing Operations:
Basic and diluted net income/(loss) – Class A	$0.61	$0.74	$0.64	$(0.01)
Basic and diluted net income/(loss) – Class B	—	—	—	$(0.11)
Per Share Amounts from Discontinued Operations:
Basic and diluted net income/(loss) – Class A	—	$(3.89)	—	$(3.24)
Basic and diluted net income/(loss) – Class B	—	—	—	$4.54

On June 2, 2016 the Board approved the Reverse Split Amendment to the Company’s Amended and Restated Certificate of Incorporation. The Reverse Split Amendment effected the Reverse Split. The Reverse Split Amendment became effective on June 13, 2016. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 260, Earnings Per Share, the Company adjusted the computations of basic and diluted earnings per share retroactively for all periods presented to reflect that change in its capital structure.

Consolidated Balance Sheets
($ in thousands)

	December 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$165,994	$191,089
Restricted cash	58	7,272
Voyage receivables, including unbilled of $9,919 and $12,593	24,209	23,456
Income tax recoverable	1,122	877
Receivable from INSW	372	683
Other receivables	2,184	2,696
Inventories, prepaid expenses and other current assets	13,356	12,243
Total Current Assets	207,295	238,316
Restricted cash	217	8,572
Vessels and other property, less accumulated depreciation	632,509	684,468
Deferred drydock expenditures, net	23,914	31,172
Total Vessels, Deferred Drydock and Other Property	656,423	715,640
Investments in and advances to affiliated companies	3,785	3,694
Intangible assets, less accumulated amortization	41,017	45,617
Other assets	23,150	18,658
Total Assets	$931,887	$1,030,497

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$34,220	$57,222
Income taxes payable	151	306
Current installments of long-term debt	28,160	—
Total Current Liabilities	62,531	57,528
Reserve for uncertain tax positions	3,205	3,129
Long-term debt	420,776	525,082
Deferred income taxes	83,671	141,457
Other liabilities	48,466	48,969
Total Liabilities	618,649	776,165

Commitments and contingencies

Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 78,277,669 and 70,271,172 shares issued and outstanding)	783	702
Paid-in additional capital	584,675	583,526
Accumulated deficit	(265,758)	(321,736)
	319,700	262,492
Accumulated other comprehensive loss	(6,462)	(8,160)
Total Equity	313,238	254,332
Total Liabilities and Equity	$931,887	$1,030,497

Consolidated Statements of Cash Flows
($ in thousands)

	Years Ended December 31,
	2017	2016	2015
Cash Flows from Operating Activities:
Net income/(loss)	$55,978	$(293,614)	$283,960
(Loss)/income from discontinued operations	—	(292,555)	203,395
Net income/(loss) from continuing operations	55,978	(1,059)	80,565
Items included in net income/(loss) from continuing operations not affecting cash flows:
Depreciation and amortization	58,673	89,563	76,851
Vessel impairment charges	5,878	104,405	—
Amortization of debt discount and other deferred financing costs	5,167	6,005	5,154
Compensation relating to restricted stock, stock unit and stock option grants	2,388	7,441	3,580
Deferred income tax benefit	(59,047)	(67,394)	(69,564)
Undistributed earnings of affiliated companies	(91)	132	(399)
Deferred payment obligations on charters-in	—	—	590
Reorganization items, non-cash	(105)	5,198	(50)
Other – net	3,282	2,268	1,971
Items included in net income/(loss) related to investing and financing activities:
Loss on repurchases and extinguishment of debt	3,237	2,988	—
Loss on disposal of vessels and other property, net	7,322	127	207
Distributions from INSW	—	202,000	200,000
Payments for drydocking	(8,390)	(6,844)	(41,323)
SEC payment, bankruptcy and IRS claim payments	(5,000)	(7,136)	(8,343)
Deferred financing costs paid for loan modification	—	—	(4,220)
Changes in operating assets and liabilities:
(Increase)/decrease in receivables	(753)	(16,794)	6,502
(Increase)/decrease in income tax recoverable	(246)	323	54,637
(Decrease)/increase in deferred revenue	(4,639)	63	(3,034)
Net change in prepaid items and accounts payable, accrued expenses and other current and long-term liabilities	(20,035)	7,574	(26,791)
Net cash provided by operating activities	43,619	328,860	276,333
Cash Flows from Investing Activities:
Change in restricted cash	15,569	(5,261)	42,502
Expenditures for other property	(11)	(666)	(75)
Proceeds from disposal of vessels and other property	1,055	—	—
Other – net	—	—	(54)
Net cash provided by/(used in) investing activities	16,613	(5,927)	42,373
Cash Flows from Financing Activities:
Cash dividends paid	—	(31,910)	—
Payments on debt, including adequate protection payments	—	(54,345)	(6,030)
Repurchases and extinguishment of debt	(84,170)	(120,224)	(326,051)
Repurchases of common stock and common stock warrants	—	(119,343)	(3,633)
Tax withholding on share-based awards	(1,157)	—	—
Net cash used in financing activities	(85,327)	(325,822)	(335,714)
Net decrease in cash and cash equivalents	(25,095)	(2,889)	(17,008)
Cash and cash equivalents at beginning of year	191,089	193,978	210,986
Cash and cash equivalents at end of year	$165,994	$191,089	$193,978

Cash flows from discontinued operations:
Cash flows provided by operating activities	$—	$111,768	$222,739
Cash flows provided by investing activities	—	25,202	114,163
Cash flows used in financing activities	—	(355,687)	(206,284)
Net (decrease)/increase in cash and cash equivalents from discontinued operations	$—	$(218,717)	$130,618

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months and fiscal year ended December 31, 2017 and the comparable periods of 2016. Revenue days in the quarter ended December 31, 2017 totaled 2,029 compared with 2,167 in the prior year quarter. Revenue days in the fiscal year ended December 31, 2017 totaled 8,378 compared with 8,658 in the prior year. A summary fleet list by vessel class can be found later in this press release.

For the three months ended December 31,	2017		2016
	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$31,397	$63,163	$29,742	$65,060
Revenue days	284	790	92	972
Non-Jones Act Handysize Product Carriers:
Average rate	$28,334	$—	$24,311	$9,628
Revenue days	184	—	147	37
ATBs:
Average rate	$12,644	$25,363	$26,473	$32,029
Revenue days	317	270	83	652
Lightering:
Average rate	$42,802	$—	$91,052	$—
Revenue days	184	—	184	—

For the years ended December 31,	2017		2016
	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$27,179	$63,604	$27,989	$64,919
Revenue days	896	3,411	208	4,103
Non-Jones Act Handysize Product Carriers:
Average rate	$31,174	$14,031	$31,422	$16,141
Revenue days	566	159	544	186
ATBs:
Average rate	$11,111	$26,863	$26,473	$35,269
Revenue days	979	1,637	83	2,802
Lightering:
Average rate	$61,648	$—	$72,271	$—
Revenue days	730	—	732	—

Fleet Information

As of December 31, 2017, OSG’s operating fleet consisted of 23 vessels, 13 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned		Vessels Chartered-in		Total at December 31, 2017
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total dwt (2)
Handysize Product Carriers (1)	4	4.0	10	10.0	14	14.0	664,490
Refined Product ATBs	7	7.0	—	—	7	7.0	195,131
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total Operating Fleet	13	13.0	10	10.0	23	23.0	950,733

(1)	Includes two owned shuttle tankers, one chartered-in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally.

(2)	Total dwt is defined as total deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
($ in thousands)	2017	2016	2017	2016
TCE revenues	$82,754	$109,557	$361,036	$446,160
Add: Voyage Expenses	10,061	5,219	29,390	16,260
Shipping revenues	$92,815	$114,776	$390,426	$462,420

Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

Our “niche market activities”, which includes Delaware Bay lightering, MSP vessels and shuttle tankers, continue to provide a stable operating platform underlying our total US Flag operations. These vessels’ operations are insulated from the forces affecting the broader Jones Act market.

The following table sets forth the contribution of our vessels:

	Years Ended December 31,
	2017	2016	2015
Niche Market Activities	$101,405	$106,410	$97,890
Jones Act Handysize Tankers	6,083	36,648	46,539
ATBs	26,057	69,928	74,678
Vessel Operating Contribution	$133,545	$212,986	$219,107

(B) EBITDA and Adjusted EBITDA

EBITDA represents net (loss)/income from continuing operations before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net (loss)/income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income/(loss) from continuing operations as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
($ in thousands)	2017	2016	2017	2016
Net Income/(loss) from continuing operations	$53,645	$64,678	$55,978	$(1,059)
Income tax benefit from continuing operations	(59,679)	(63,653)	(57,627)	(65,098)
Interest expense	9,125	9,765	37,401	43,151
Depreciation and amortization	12,573	20,862	58,673	89,563
EBITDA	15,664	31,652	94,425	66,557
Severance costs	—	10,758	16	12,996
Loss on disposal of vessels and other property, including impairments	5,847	6,623	13,200	104,532
Loss on repurchase of debt	1,238	456	3,237	2,988
Reorganization items, net	(8)	393	190	(10,925)
Adjusted EBITDA	$22,741	$49,882	$111,068	$176,225

(C) Total Cash

($ in thousands)	December 31, 2017	December 31, 2016
Cash and cash equivalents	$165,994	$191,089
Restricted cash - current	58	7,272
Restricted cash – non-current	217	8,572
Total Cash	$166,269	$206,933